   As filed with the Securities and Exchange Commission on October 4, 1995
                                                  Registration No. 33-62721

                              --------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                Amendment No. 1
                                      To

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          ROTONICS MANUFACTURING INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                    36-2467474
       (State or other jurisdiction of                     (I.R.S. employer
       incorporation or organization)                       identification
                                                               number)

    17022 SOUTH FIGUEROA STREET, GARDENA, CALIFORNIA  90248  (310) 538-4932
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               SHERMAN MCKINNISS
                          17022 SOUTH FIGUEROA STREET
                           GARDENA, CALIFORNIA  90248
                                 (310) 538-4932
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

           with copies of all orders, notices and communications to:

                                Richard A. Peers
                       Heller, Ehrman, White & McAuliffe
                       525 University Avenue, Suite 1100
                          Palo Alto, California  94301
                                 (415) 326-7600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

                              --------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                              PROPOSED MAXIMUM
   TITLE OF               AMOUNT               PROPOSED MAXIMUM                   AGGREGATE                 AMOUNT OF
 SHARES TO BE             TO BE                AGGREGATE PRICE                    OFFERING                 REGISTRATION
  REGISTERED            REGISTERED                 PER UNIT                         PRICE                      FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value           915,384                 $2.5625 (1)                   $2,345,672 (1)                  $809(2)
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee for the shares of Common Stock to be sold by the Selling Stockholders based on the closing price of the Common Stock on the American Stock Exchange on September 13, 1995.



(2)    Previously paid.

                          ROTONICS MANUFACTURING INC.
CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY
                                   FORM S-3

                    _______________________________________


 Item Number in Form S-3 and Title of Item                                        Location in Prospectus
 -----------------------------------------                                        ----------------------
  1.      Forepart of the Registration Statement and Outside Front Cover Page
          of Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Outside Front Cover Page

  2.      Inside Front and Outside Back Cover Pages of Prospectus  . . . . . .    Inside Front and Outside Back Cover Pages

  3.      Summary Information, Risk Factors and Ratio of Earnings to Fixed
          Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Prospectus Summary; Risk Factors

  4.      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .    Use of Proceeds

  5.      Determination of Offering Price  . . . . . . . . . . . . . . . . . .    Outside Front Cover Page; Plan of
                                                                                  Distribution

  6.      Dilution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable

  7.      Selling Security Holders   . . . . . . . . . . . . . . . . . . . . .    Selling Stockholders

  8.      Plan of Distribution   . . . . . . . . . . . . . . . . . . . . . . .    Outside Front Cover Page; Plan of
                                                                                  Distribution

  9.      Description of Securities to be Registered   . . . . . . . . . . . .    Description of Capital Stock

 10.      Interests of Named Experts and Counsel   . . . . . . . . . . . . . .    Not Applicable

 11.      Material Changes   . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable

 12.      Incorporation of Certain Information by Reference    . . . . . . . .    Inside Front Cover Page

 13.      Disclosure of Commission Position on Indemnification for Securities
          Act Liabilities    . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable

                          915,384 Shares Being Sold by
                            the Selling Stockholders


                          ROTONICS MANUFACTURING INC.


                                  Common Stock

         All the 915,384 shares of Common Stock offered hereby are being sold by the Selling Stockholders. The Company will derive no proceeds from the sale of shares by the Selling Stockholders. See "SELLING STOCKHOLDERS".


         The Company's Common Stock is traded on the American Stock Exchange ("AMEX"). On October 2, 1995, the closing price for the Common Stock, as reported on the AMEX, was $2 3/8. The Company is not aware of any underwriting arrangements with respect to the sale of Common Stock offered by the Selling Stockholders, and the Company anticipates that such Common Stock will be sold from time to time on the AMEX at prices then prevailing. The Selling Stockholders and the brokers and dealers through whom such sales are effected may be deemed to be underwriters under the Securities Act of 1933, as amended (the "Securities Act"). See "PLAN OF DISTRIBUTION".



                               _________________



          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                              (See "RISK FACTORS")


                               _________________



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               _________________

              The date of this Prospectus is October 6, 1995

         No dealer, salesman, or any other person has been authorized to give any information or to make any representations or projections of future performance other than those contained in this Prospectus, and any such other information, projections, or representations, if given or made, must not be relied upon as having been so authorized. The delivery of this Prospectus or any sale hereunder at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.


                             AVAILABLE INFORMATION

         This Prospectus omits certain of the information contained in the Registration Statement covering the Common Stock that is on file with the Securities and Exchange Commission (the "Commission"). The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such Registration Statement, reports, proxy statements and other information can be inspected and copied at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company's Common Stock is listed on the AMEX. Reports, proxy and information statements and other information concerning the Company can be inspected at such Exchange at 86 Trinity Place, New York, New York 10006.


                      DOCUMENTS INCORPORATED BY REFERENCE

         There are hereby incorporated in this Prospectus by reference the following documents filed pursuant to the 1934 Act: the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, including the financial statements as of and for the fiscal year ended June 30, 1995 included therein, and the Company's Proxy Statement for its Annual Meeting of Stockholders to be held on December 8, 1995.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to:

                          Rotonics Manufacturing Inc.
                          17022 South Figueroa Street
                           Gardena, California  90248
                             Attention:  President

                           Telephone:  (310) 538-4932

                               TABLE OF CONTENTS


Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Description of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                               PROSPECTUS SUMMARY

         The information set forth below should be read in conjunction with, and is qualified in its entirety by, the information appearing elsewhere in this Prospectus or incorporated herein by reference.

                                  The Company

         Rotonics Manufacturing Inc. ("RMI" or the "Company") is headquartered in Gardena, California and manufactures plastic containers for commercial, agricultural, pharmaceutical, refuse, marine, healthcare and residential use, as well as a vast array custom plastic products, utilizing the roto-molding process. Roto-molding is a process for molding plastic resin by rotating a mold in a heated environment while the plastic resin pellets placed inside the mold melt and coat the inner walls of the mold.

         The Company was founded in 1959 as an Illinois corporation, and was reincorporated in Delaware in December 1986. The Company's executive offices are located at 17022 South Figueroa Street, Gardena, California 90248, and its telephone number is (310) 538-4932.


                                  The Offering

 Common Stock Offered by the
  Selling Stockholders . . . . . . . . . . . . . . . . .     915,384 shares of Common Stock.

 Use of Proceeds . . . . . . . . . . . . . . . . . . . .     The Company will not receive any proceeds from the sale
                                                             of shares offered hereby by the Selling Stockholders.

 Risk Factors  . . . . . . . . . . . . . . . . . . . . .     The shares offered hereby involve numerous risks (See
                                                             "RISK FACTORS").

 AMEX Symbol . . . . . . . . . . . . . . . . . . . . . .     RMI

                                  RISK FACTORS

         THE SHARES OF COMMON STOCK OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS.

         Fluctuation in Results; Discontinued Operations. In fiscal 1993, the Company had net income of $35,000, but incurred a net loss applicable to Common Stock of $505,400. The loss was due primarily to non-recurring expenses totaling $889,500. The Company incurred expenses of $469,000 relating to the settlement of certain pending litigation and $420,500 in expenses associated with discontinued operations of the Company. In fiscal 1994, the Company had net income applicable to Common Stock of $5,511,700, including $4,013,000 from a change in accounting principle for income taxes, and in fiscal 1995 had net income applicable to Common Stock of $2,986,000. Although the Company's current focus on the rotational molding industry resulted in earnings in 1994 and 1995, there can be no assurance that the Company will be profitable in the future. In the past, in an effort to diversify its operations, the Company ventured into a number of unrelated industries through acquisitions that later proved to be unsuccessful or unprofitable for the Company. The Company incurred substantial losses from the disposal of discontinued operations in 1988 and 1989 and incurred smaller losses from discontinued operations in 1990 through 1993. The operations disposed of related to subsidiaries or divisions in the computer peripheral, automotive aftermarket and home products industries.

         Results Adversely Affected by Loss of Major Customers and Recession. In the past, the Company's business in Southern California was adversely affected by declining sales to and the eventual loss of two major customers. In addition, the Company experienced a decline in sales at the Company's Southern California division, as a result of recessionary conditions in California. If general economic conditions in Southern California were to again deteriorate, the Company's revenues and operating results could be adversely affected in future periods.


         Control by Selling Stockholders. The Selling Stockholders own or control shares of Common Stock which represent over 39% of the Company's Common Stock outstanding. Even if the Selling Stockholders sell all of the shares offered by them hereby, they will control approximately 33% of such Common Stock. As a consequence, the Selling Stockholders have the ability to exert significant influence over, and perhaps control, the election of the Company's Board of Directors and corporate action which requires stockholder approval.


         Competition. There are many other companies engaged in the business of the Company. Although the Company is one of the few roto-molders with a national presence, because of the high transportation cost of large roto-molded products, most of the Company's competition occurs on a regional basis. The Company faces its most significant competition when bidding on large refuse container orders, as it must attempt to match the greater resources of divisions of large corporate competitors who frequently bid on such orders.
The Company also experiences fairly significant competition when bidding for custom molding projects, again due to the presence of strong regional competitors. If the Company is unsuccessful in bidding on significant orders, its results may be adversely affected.

         Possible Volatility of Stock Prices; Shares Eligible for Future Sale. The market price of the Company's Common Stock has been volatile and may continue to be so. Future events, many of which may be beyond the control of the Company, may have a significant impact on the market price of the Company's Common Stock. The 915,384 shares of Common Stock offered hereby by the Selling Stockholders, which had been "restricted securities" subject to resale limitations, have now been registered for sale by the Selling Stockholders. Future sales of shares by current stockholders, including the Selling Stockholders, and by holders who exercise Company stock options or warrants, could have a depressive effect on the market price of the Company's Common Stock. These conditions may cause substantial fluctuations in the price of the Common Stock over short time periods.

         Key Personnel. The Company is dependent upon the efforts and abilities of a number of its management, sales and support personnel. The success of the Company depends to a large extent upon its ability to retain and continue to attract key employees. Although the Company does have "Key-Man" life insurance covering the life of its key executives, the loss of certain of these people or the Company's inability to retain and attract other key employees could materially adversely affect the Company's results of operations.

                                USE OF PROCEEDS

         All of the 915,384 shares of Common Stock offered hereby are being sold by the Selling Stockholders. The Company will derive no proceeds from the sale of shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS


         The following table sets forth certain information as of September 30, 1995 with respect to the Selling Stockholders.



                                                              SHARES OF COMMON STOCK
                              ----------------------------------------------------------------------------------------

                                                                       Possible            Possible
                                                                       Maximum             Minimum
                                                     Percent          Number of           Number of
       Name of                                          of            Shares to           Shares to           Percent
 Selling Shareholder            Owned (1)             Class            be Sold           be Retained          of Class
 -------------------            -----                 -----            -------           -----------          --------
Sherman McKinniss             5,278,720 (2)           37.3%            615,384            4,663,336            32.9%

Ewald J. Consen                 300,000                2.1%            300,000                    0              *

               TOTAL:         5,578,720               39.4%            915,384            4,663,336            32.9%
                              =========               =====            =======            =========            =====



 *   Less than 1%.

(1) Unless otherwise indicated, shares are held with sole voting and investment power.


(2) Consisting of 5,026,720 shares of Common Stock held by Mr. McKinniss, jointly with his spouse, and 252,000 shares of Common Stock held by a pension plan for the benefit of Mr. McKinniss. Mr. McKinniss is the President, CEO and Chairman of the Board of the Company.

                              PLAN OF DISTRIBUTION

          The Company is not aware of any underwriting arrangements with respect to the sale of the Common Stock offered hereby by the Selling Stockholders, and the Company anticipates that such shares will be sold on the AMEX at prices then prevailing. The Selling Stockholders and the brokers and dealers through whom such sales are effected may be deemed to be underwriters under the Securities Act of 1933, as amended.

          The expenses of filing with the Securities and Exchange Commission the Registration Statement of which this Prospectus is a part will be paid by the Company. Of the shares offered hereby, 300,000 are being registered pursuant to contractual obligations of the Company; the balance of such shares are being registered by the Company as an accommodation to the holder thereof.


                          DESCRIPTION OF CAPITAL STOCK

          The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 4,250,000 shares of Series A Preferred Stock, in each case with a par value of $0.01 per share. At the close of business on September 30, 1995, there were 14,155,402 shares of RMI Common Stock issued and outstanding, held of record by approximately 6,800 stockholders and outstanding options to purchase an additional 17,833 shares of Common Stock.


                            Series A Preferred Stock


          Holders of Series A Preferred Stock are not entitled to vote. The shares of Series A Preferred Stock are entitled to cumulative dividends of $.09 per share per annum and have a liquidation value of $1.00 per share, plus accrued and unpaid dividends (and interest thereon at 9% per annum), in preference to any payments on the Common Stock. The Series A Preferred Stock is also subject to redemption, at the option of the Board of Directors, at a price of $1.00 per share, plus accrued and unpaid dividends (and interest thereon at 9% per annum). Shares of Series A Preferred Stock have no preemptive or other subscriptive rights, nor do the shares of Series A Preferred Stock carry any conversion rights or sinking fund provisions. As of September 30, 1995, no shares of Series A Preferred Stock were outstanding.


                                  Common Stock

          Subject to preferences applicable to the Series A Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive such dividends as the Board of Directors may declare from time to time out of funds legally available therefor. Each stockholder is entitled to one vote for each share of Common Stock held by him. Cumulative voting is not provided for in the Company's charter documents. The Common Stock is not entitled to preemptive or other subscriptive rights, is not convertible, carries no sinking fund provisions and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, after payment of the liquidation preference on the Series A Preferred Stock, as described above, the assets legally available for distribution to stockholders are distributed ratably among the holders of the Common Stock at that time outstanding. All outstanding shares of Common Stock are fully paid and non-assessable.


                                 LEGAL MATTERS

          The legality of the issuance of the securities being offered hereby is being passed upon for the Company by Heller, Ehrman, White & McAuliffe, Palo Alto, California.


                                    EXPERTS

          The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

        Registration Fee                                         $  809

        Printing and Engraving                                      100

        Accounting Fees                                           2,000

        Legal Fees and Disbursements                              2,000

        Miscellaneous                                                91
                                                                  -----

              TOTAL:                                             $5,000
                                                                 ======


ITEM 15.  Indemnification of Officers and Directors.

          Section 145 of the Delaware General Corporation Law and the Certificate of Incorporation of the Registrant authorize a court to award, or the Registrant's Board of Directors or stockholders to grant, indemnity to directors and officers of the Registrant under certain circumstances. The provisions of the statute and the Certificate of Incorporation help to attract qualified officers and directors to the Registrant, by providing some protection from personal liability for actions by officers and directors in their capacity as such. The existence of Section 145 of the Delaware General Corporation Law and the indemnification provisions in the Registrant's Certificate of Incorporation could result in the Registrant acquiring significant indemnity obligations to its officers and directors and may reduce the likelihood of derivative litigation in the name of the corporation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty, even though such action, if successful, might otherwise have benefitted the Registrant and its stockholders.


ITEM 16.  Exhibits.


           5         Opinion of Heller, Ehrman, White & McAuliffe


          23.2       Consent of Heller, Ehrman, White & McAuliffe (included in
                     Exhibit 5)


ITEM 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Gardena, State of California, on the 3rd day of October, 1995.


                                        ROTONICS MANUFACTURING INC.


                                        By:  /s/ Sherman McKinniss
                                            ---------------------------------
                                                 Sherman McKinniss, President



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                   TITLE                        DATE
---------------------------------------------       ------------------------        --------------------
/s/ Sherman McKinniss                               Chairman of the Board           October 3, 1995
---------------------------------------------       and President
Sherman McKinniss


/s/ L. John Polite, Jr.*                            Director                        October 3, 1995
---------------------------------------------
L. John Polite, Jr.


/s/ David C. Polite*                                Director                        October 3, 1995
---------------------------------------------
David C. Polite


/s/ Larry M. DeDonato*                              Director                        October 3, 1995
---------------------------------------------
Larry M. DeDonato


/s/ E. Paul Tonkovich*                              Secretary and Director          October 3, 1995
---------------------------------------------
E. Paul Tonkovich


/s/ Douglas W. Russell                              Assistant Secretary,            October 3, 1995
---------------------------------------------       Treasurer and Chief
Douglas W. Russell                                  Financial Officer

*By:  /s/ Sherman McKinniss
--------------------------------------------
           Attorney in fact



                                 EXHIBIT INDEX

                                                                                                        Sequentially
                                                                                                          Numbered
                                                                                                            Page
                                                                                                            ----

      5         Opinion of Heller, Ehrman, White & McAuliffe

     23.2       Consent of Heller, Ehrman, White & McAuliffe (included in Exhibit 5)